Exhibit 99.25

LISTCO SHARE PLEDGE AGREEMENT

LISTCO SHARE PLEDGE AGREEMENT dated as of November 10, 2015 between Karistone Limited (the “Pledgor”) and Chuang Xi Capital Holdings Limited (the “Lender”).

WHEREAS, the Pledgor and the Lender are parties to a note purchase agreement dated as of November 9, 2015 (as amended from time to time, the “Note Purchase Agreement”) between the Pledgor and the Lender, pursuant to which the Pledgor intends to borrow funds for the purposes set forth therein; and

WHEREAS, the Pledgor is willing to secure its obligations under the Note Purchase Agreement and certain other obligations, by granting a Security Interest on certain assets to the Lender as provided herein; and

WHEREAS, prior to crediting any Financial Assets consisting of Equity Interests in SouFun Holdings Limited, an exempted limited liability company duly incorporated and existing under the laws of the Cayman Islands (“Soufun”), to the Account, the parties hereto and the Custodian shall execute and deliver the Account Control Agreement; and

WHEREAS, the Lender is not willing to issue the Note under the Note Purchase Agreement unless the foregoing obligations of the Pledgor are secured as described above; and

WHEREAS, upon any foreclosure or other enforcement of this Agreement, the net proceeds of the relevant Collateral are to be received by or paid over to the Lender and applied as provided herein.

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

(a) Terms Defined in Note Purchase Agreement. The following terms defined in the Note Purchase Agreement have, as used herein, the respective meanings provided for therein:

Affiliate
Note
Person
Registration Rights Agreement
Soufun Subscription Agreement

(b) Terms Defined in UCC. As used herein, each of the following terms has the meaning specified in the UCC:

Term	UCC Section
Authenticate	9-102
Certificated Security	8-102
Control	8-106

Entitlement Holder	8-102
Financial Asset	8-102 & 8-103
Instrument	9-102
Proceeds	9-102
Securities Account	8-501
Security Entitlement	8-102

(c) Additional Definitions. The following additional terms, as used herein, have the following meanings:

“Account” means a securities account held and maintained by the Pledgor with the Custodian, if any (including any renewal or redesignation thereof as notified by the Pledgor to the Lender), to which any Collateral is, or is to be, credited.

“Account Control Agreement” means an Account Control Agreement substantially in the form of Exhibit A (with any changes that the Lender shall have approved) among the Pledgor, the Custodian and the Lender.

“BVI Act” means the BVI Business Companies Act, 2004 (as amended) of the British Virgin Islands.

“Collateral” has the meaning set forth in Section 2. References to the Collateral include the Pledged Securities, except as the context otherwise requires.

“Custodian” means a custodian and securities intermediary (within the meaning of UCC Section 8-102(a)(14)) in respect of the Account.

“Equity Interest” means, with respect to any corporation, any shares of its capital stock or any warrant, option or other right to acquire any of the foregoing.

“Permitted Liens” means (i) the Security Interest granted hereunder, (ii) the Security Interest in favor of the Custodian expressly contemplated by the Account Control Agreement and (iii) inchoate tax liens.

“Pledged Securities” means (i) the securities held in or credited to the Account, if any, the Securities Entitlements in respect thereof and (ii) the Equity Interests in Soufun that constitute Certificated Securities, in each case which are pledged by the Pledgor hereunder.

“Post-Petition Interest” means any interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Pledgor (or would accrue but for the operation of applicable bankruptcy or insolvency laws), whether or not such interest is allowed or allowable as a claim in any such proceeding.

“Release Condition” means the following condition for terminating the Security Interest: all Secured Obligations shall have been paid in full.

“Secured Obligations” means all principal of the Note outstanding from time to time, all interest (including Post-Petition Interest) on such Note and all other amounts now or hereafter payable by the Pledgor pursuant to the Note Purchase Agreement, this Agreement, the Account Control Agreement (if any) or any other document designated as such by the Lender and the Pledgor (the “Finance Documents”).

“Security Interest” means a mortgage, charge, pledge, lien, assignment by way of security, hypothecation or other security interest securing any obligation of any person or any other agreement or arrangement having or that is intended to have a similar effect.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of the Security Interest on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

(d) Terms Generally. The definitions of terms herein (including those incorporated by reference to the UCC or to another document) apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Sections, Exhibits and Schedules shall be construed to refer to Sections of, and Exhibits and Schedules to, this Agreement and (v) the word “property” shall be construed to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

2. Security Interest.

(a) In order to secure the Secured Obligations, the Pledgor hereby grants to the Lender a security interest in all of its right, title and interest in and to the following property of the Pledgor, whether now owned or existing or hereafter acquired or arising and regardless of where located (the “Collateral”):

(i) all Equity Interests in Soufun listed on Schedule 1;

(ii) all other Equity Interests in Soufun owned by Pledgor and required pursuant to the Note Purchase Agreement to be pledged to the Lender and be subject to the Security Interest under this Agreement;

(iii) the Account, all Financial Assets held therein or credited thereto and all Security Entitlements in respect of the Equity Interests identified in clauses (i) and (ii); and

(iv) all Proceeds of any of the foregoing.

(b) The Security Interest is granted as security only and shall not subject the Lender to, or transfer or in any way affect or modify, any obligation or liability of the Pledgor with respect to any of the Collateral or any transaction in connection therewith.

3. Representations, Warranties and Covenants of the Pledgor. The Pledgor represents and warrants to the Lender as of the date hereof, and covenants with the Lender, as follows:

(a) The Pledgor has good and marketable title to all of the Collateral, free and clear of any Security Interest, other than Permitted Liens. Schedule 1 lists all Equity Interests in Soufun and Security Entitlements in respect of Equity Interests in Soufun credited to the Account required to be pledged to the Lender pursuant to the Note Purchase Agreement on the date hereof. Solely based on representations from Soufun under the Soufun Subscription Agreement, all equity securities included in the Pledged Securities have been duly authorized and validly issued, and are fully paid and non-assessable. The Pledgor has not performed any acts that might prevent the Lender from enforcing any of the provisions of this Agreement. No financing statement, security agreement, mortgage or similar or equivalent document or instrument covering all or part of the Collateral is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect or record any Security Interest on such Collateral except for the Security Interest granted under this Agreement and Permitted Liens. After the date of this Agreement, no Collateral will be in the possession or under the Control of any other Person having a claim thereto or security interest therein, other than the Custodian. The Pledgor holds the Equity Interests in Soufun either directly as Certificated Securities or as Security Entitlements in the Account.

(b) The Account shall be a Securities Account. Subject to the execution of the Account Control Agreement by the parties thereto and so long as any Financial Asset underlying any Security Entitlement owned by the Pledgor is credited to the Account, (i) the Security Interest in such Security Entitlement will be perfected, subject to no prior Security Interest or rights of others (except Security Interest and rights of the Custodian and other Security Interests that are Permitted Liens), (ii) the Lender will have Control of such Security Entitlement and (iii) no action based on an adverse claim to such Financial Asset consisting of Equity Interests in Soufun or such Financial Asset, whether framed in conversion, replevin, constructive trust, equitable lien or other theory, may be asserted against the Lender. Before any Financial Asset consisting of Equity Interests in Soufun shall be credited to the Account, the Pledgor, the Custodian and the Lender shall have entered into the Account Control Agreement.

(c) On the date hereof, the Pledgor will deliver to the Lender as Collateral hereunder all certificates representing Pledged Securities in the form of Certificated Securities, as identified under Schedule 1. Thereafter, to the extent required under the Note Purchase Agreement, the Pledgor shall promptly deliver any other certificate representing a Pledged Security in the form of a Certificated Security to the Lender as Collateral hereunder.

(d) When the Pledgor delivers all certificates representing Pledged Securities in the form of Certificated Securities to the Lender and complies with the second sentence of this Section 3(d) in connection with such delivery, (i) the Security Interest on such Pledged Securities will be perfected, subject to no prior Security Interests or rights of others, (ii) the Lender will have Control of such Certificated Securities and (iii) the Lender will be a protected purchaser (within the meaning of UCC-Section 8-303) thereof. All certificates delivered under this Section 3(d) will be in suitable form for transfer by delivery, or accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed, all in form and substance satisfactory to the Lender.

(e) The Security Interest on all Collateral owned by the Pledgor (i) has been validly created, (ii) will attach to each item of such Collateral on the date of this Agreement (or, if the Pledgor first obtains rights thereto on a later date, on such later date) or, with respect to any Equity Interests identified in clause (ii) of Section 2(a), when required by the terms of the Note Purchase Agreement and (iii) when so attached, will secure all the Secured Obligations.

(f) The Pledgor shall, within 10 business days following execution of this Agreement (or such later date as agreed to by the Lender, acting reasonably): (i) enter particulars of the Security Interests created under this Agreement in its register of charges, as required by the BVI Act, and after entry of such particulars has been made, provide the Lender with a certified true copy of its updated register of charges; and (ii) effect registration of the Security Interest created by this Agreement with the Registrar of Corporate Affairs of the British Virgin Islands pursuant to Section 163 of the BVI Act by making the required filing in the approved form, and provide written confirmation to the Lender that such filing has been made. Except for the procedures described above and the performance of the obligations by Soufun under the Registration Rights Agreement, no registration, recordation or filing with any governmental body, agency or official is required in connection with the execution or delivery of this Agreement or the Account Control Agreement or is necessary for the validity or enforceability thereof or for the perfection or due recordation of the Security Interest or for the enforcement of the Security Interest.

(g) The Pledgor will promptly give to the Lender copies of any notices and other communications received by it with respect to Security Entitlements in respect of Financial Assets credited to the Account as to which the Pledgor is the Entitlement Holder.

(h) The Pledgor will, from time to time, at its expense, execute, deliver, file and record any statement, assignment, instrument, document, agreement or other paper and take any other action that from time to time may be necessary in order to (i) create, preserve or perfect the Security Interest, (ii) cause the Lender to have Control of the Collateral or (iii) enable the Lender to exercise and enforce any of its rights, powers and remedies with respect to the Collateral. Without limiting the generality of the foregoing, with respect to any Equity Interests identified in clause (ii) of Section 2(a), the Pledgor shall execute such supplements to this Agreement as the Lender may reasonably require in order to subject such Equity Interests to the terms hereof.

(i) The Pledgor authorizes the Lender to execute and file such financing statements or continuation statements in such jurisdictions with such descriptions of collateral and other information set forth therein as the Lender may deem necessary or desirable for the purposes set forth in the preceding sentence. The Pledgor will pay the costs of, or incidental to, any recording or filing of any financing or continuation statements or other documents recorded or filed pursuant hereto.

(j) The Pledgor will not sell, lease, exchange, assign or otherwise dispose of, or grant any option with respect to, any of its Collateral, except as permitted under the Note Purchase Agreement. Concurrently with any sale, lease or other disposition permitted under the Note Purchase Agreement, the Security Interests on the assets sold or disposed of (but not in any Proceeds arising from such sale or disposition) will cease immediately without any action by the Lender. The Lender will, at the Pledgor’s expense, execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence the fact that any asset so sold or disposed of is no longer subject to a Security Interest.

(k) The Pledgor will, promptly upon request, provide to the Lender all information and evidence concerning the Collateral that the Lender may reasonably request from time to time to enable it to enforce the provisions of this Agreement.

4. Dispositions; Proceeds; Voting Rights; Transfer of Record Ownership, Etc.

(a) Except as contemplated by this Section 4 or by Section 11 (Termination, Release) hereof, the Pledgor will make no transfer of the Collateral prior to the termination of the Security Interest.

(b) The Pledgor will not sell or otherwise dispose of the Collateral except as permitted under the Note Purchase Agreement.

(c) Any and all dividends, interest and other cash and non-cash distributions in respect of any Collateral, any and all payments received upon disposition of any Collateral and any and all other Proceeds of any Collateral shall be paid directly to, and shall be received and held in an account as designated by the Lender or otherwise be deposited with or delivered to the Lender, as applicable.

(d) Unless an Event of Default (as defined in the Note) has occurred and is continuing, the Pledgor will have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to the Collateral. If an Event of Default has occurred and is existing, the Lender will have the exclusive right to the extent permitted by law to give consents, ratifications and waivers and to take any other action with respect to the Collateral, with the same force and effect as if the Lender were the absolute and sole owner thereof, and the Pledgor will take all such action as the Lender may reasonably request from time to time to give effect to such right.

(e) At any time after an Event of Default has occurred and is continuing, the Lender may (and to the extent that action by it is required, the Pledgor, if directed to do so by the Lender, will as promptly as practicable) cause each of the Pledged Securities that are Certificated Securities to be transferred of record into the name of the Lender or its nominee. The Pledgor will take any and all actions reasonably requested by the Lender to facilitate compliance with this Section.

5. Remedies. a) After an Event of Default has occurred and is continuing, the Lender may exercise (or cause its sub-agents to exercise) any or all of the remedies available to it (or to such sub-agents) under this Agreement.

(b) Without limiting the generality of the foregoing, if an Event of Default has occurred and is existing, the Lender may exercise all the rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) with respect to any Collateral and, in addition, the Lender may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, sell or otherwise dispose of the Collateral or any part thereof, in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Lender’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as are commercially reasonable, irrespective of the impact of any such sales on the market price of the Collateral. To the maximum extent permitted by applicable law, the Lender may be the purchaser of any or all of the Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply all of any part of the Secured Obligations as a credit on account of the purchase price of any Collateral payable at such sale. Upon any sale of Collateral by the Lender (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Lender or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over the Pledgor or such officer or be answerable in any way for the misapplication thereof. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Lender shall not be obliged to make any sale of Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the maximum extent permitted by law, the Pledgor hereby waives any claim against the Lender arising because the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Lender accepts the first offer received and does not offer such Collateral to more than one offeree. The Lender may disclaim any warranty as to title or as to any other matter in connection with such sale or other disposition, and its doing so shall not be considered adversely to affect the commercial reasonableness of such sale or other disposition.

(c) Upon the occurrence and during the continuation of an Event of Default, the Lender shall have the right (in its sole and absolute discretion) to hold the Collateral in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the Pledgor, endorsed or assigned in blank or in favor of the Lender. The Pledgor will promptly give to the Lender copies of any notices or other communications received by it with respect to the Collateral in its capacity as the registered owner thereof.

If the Lender sells any of the Collateral upon credit, the Pledgor will be credited only with payment actually made by the purchaser, received by the Lender and applied in accordance with Section 6 (Application of Proceeds) hereof. In the event the purchaser fails to pay for the Collateral, the Lender may resell the same, subject to the same rights and duties set forth herein.

(d) Notice of any such sale or other disposition shall be given to the Pledgor as required by Section 8 (Authority to Administer Collateral) hereof.

6. Application of Proceeds.

(a) If an Event of Default has occurred and is continuing, subject to the express terms of the Note Purchase Agreement, the Lender may apply the proceeds of any sale or other disposition of all or any part of the Collateral, in the following order of priorities:

first, to pay the expenses of such sale or other disposition, including reasonable compensation to agents of and counsel for the Lender, and all expenses, liabilities and advances incurred or made by the Lender in connection herewith, and any other amounts then due and payable to the Lender in respect of any expenses in connection with or any indemnity under the Finance Documents;

second, to pay all interest (including Post-Petition Interest, to the fullest extent permitted by applicable law) on, and fees payable under, the Secured Obligations, until payment in full of all such interest and fees shall have been made;

third, to pay the unpaid principal of the Secured Obligations, until payment in full of the principal of all Secured Obligations shall have been made;

fourth, to pay all other Secured Obligations ratably, until payment in full of all such other Secured Obligations shall have been made; and

finally, to pay to the Pledgor or as a court of competent jurisdiction may direct, any surplus then remaining from the proceeds of the Collateral owned by it.

7. [Reserved]

8. Authority to Administer Collateral. The Pledgor appoints the Lender its true and lawful attorney, with full power of substitution, for the purpose, following the occurrence and during the continuance of any Event of Default, of carrying out the provisions of this Agreement and for taking any action and executing any instrument that the Lender may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Lender shall have the right, upon the occurrence of an Event of Default that is continuing, with full power of substitution either in the Lender’s name or in the name of the Pledgor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof, (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral, (c) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any of the Collateral, (d) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral and (e) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement in accordance with its terms, as fully and completely as though the Lender were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Lender to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Lender, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Lender shall be accountable only for amounts actually received as a result of the exercise of the powers granted to it herein, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Pledgor for any act or failure to act hereunder, except for their own gross negligence, willful misconduct or bad faith; provided that, except in the case of Collateral that threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Lender will give the Pledgor at least 10 days prior written notice of the time and place of any public sale thereof or the time after which any private sale or other intended disposition thereof will be made. Any such notice shall (x) contain the information specified in UCC Section 9-613, (y) be Authenticated and (z) be sent to the parties required to be notified pursuant to UCC Section 9-611(c); provided that, if the Lender fails to comply with this sentence in any respect, its liability for such failure shall be limited to the liability (if any) imposed on it as a matter of law under the UCC.

9. Limitation on Duty in Respect of Collateral. Beyond the exercise of reasonable care in the custody and preservation thereof, the Lender will have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income therefrom or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Lender will be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession or control if such Collateral is accorded treatment substantially equal to that which it accords its own property, and will not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of any act or omission of any agent or bailee selected by the Lender in good faith, except to the extent that such liability arises from the Lender’s gross negligence or willful misconduct.

10. [Reserved]

11. Termination, Release. b) The Security Interest shall terminate and all rights to the Collateral shall revert to the Pledgor when the Release Condition is satisfied.

(b) Upon any termination of a Security Interest or release of Collateral, the Lender will, at the expense of the Pledgor, execute and deliver to the Pledgor such documents as the

Pledgor shall reasonably request to evidence the termination of such Security Interest or the release of such Collateral, as the case may be.

12. Notices. Each notice, request or other communication given to any party hereunder shall be given in accordance with Clause 8.10 (Notices) of the Note Purchase Agreement.

13. No Implied Waivers; Remedies Not Exclusive. No failure by the Lender to exercise, and no delay in exercising and no course of dealing with respect to, any right or remedy under any Finance Document shall operate as a waiver thereof; nor shall any single or partial exercise by the Lender of any right or remedy under any Finance Document preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies specified in the Finance Documents are cumulative and are not exclusive of any other rights or remedies provided by law.

14. Successors and Assigns. This Agreement is for the benefit of the Lender and its successors and assigns. If all or any part of the Lender’s interest in any Secured Obligation is assigned or otherwise transferred, the transferee and the Lender shall enter into an agreement to effect such transfer.

15. Amendments and Waivers. Neither this Agreement nor any provision hereof may be waived, amended, modified or terminated except pursuant to an agreement or agreements in writing entered into by the Lender. No such waiver, amendment or modification shall be binding upon the Pledgor, except with its written consent.

16. Choice of Law; Submission to Jurisdiction. This Agreement shall be construed in accordance with and governed by the laws of the State of New York except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than the State of New York are governed by the laws of such jurisdiction. The Pledgor hereby submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement. The Pledgor irrevocably waives, to the fullest extent permitted by law, any objection which the Pledgor may now or hereafter have to the laying of the venue of any such proceeding brought in such court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

17. Service of Process. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE PLEDGOR IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 12. PLEDGOR HEREBY IRREVOCABLY APPOINTS NATIONAL CORPORATE RESEARCH, LTD. AS ITS AGENT FOR SERVICE OF PROCESS IN NEW YORK (THE “PROCESS AGENT”) IN CONNECTION WITH ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT, OR THE SUBJECT MATTER HEREOF OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY AND AGREES THAT IT WILL AT ALL TIMES UNTIL ALL OBLIGATIONS OF THE PLEDGOR UNDER THE FINANCE DOCUMENTS SHALL HAVE BEEN PAID IN FULL MAINTAIN A DULY AUTHORIZED

AGENT TO RECEIVE SERVICE OF PROCESS IN NEW YORK. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE PLEDGOR HEREBY CONSENTS TO SERVICE OF PROCESS BY REGISTERED MAIL, FEDERAL EXPRESS, DHL OR SIMILAR COURIER TO THE PROCESS AGENT APPOINTED PURSUANT TO THIS SECTION 17, TO RECEIVE SERVICE OF PROCESS IN ANY ACTION, SUIT OR PROCEEDING WITH RESPECT TO ANY MATTER AS TO WHICH IT SUBMITS TO JURISDICTION AND APPOINTS SUCH AGENT AS SET FORTH ABOVE, IT BEING AGREED THAT SERVICE IN SUCH MANNER SHALL CONSTITUTE GOOD, VALID AND SUFFICIENT SERVICE UPON THE PLEDGOR OR ITS SUCCESSORS OR ASSIGNS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF EITHER PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

18. Waiver of Jury Trial. EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

19. Severability. If any provision of this Agreement is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions of this Agreement shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Lender in order to carry out the intentions of the parties thereto as nearly as may be possible and (ii) the invalidity or unenforceability of such provision in such jurisdiction shall not affect the validity or enforceability thereof in any other jurisdiction.

20. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.

SCHEDULE 1

EQUITY INTERESTS IN SOUFUN PLEDGED ON AGREEMENT DATE

Number of Class A Ordinary Shares	Certificated Securities? (Y/N)	Certificate No. if Certificated Securities	Credited to the Account? (Y/N)
205,880	Yes	- 144 -	No

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date set forth above.

Karistone Limited as Pledgor
By:	/s/ Vincent Tianquan Mo
	Name:	Vincent Tianquan Mo
	Title:	Director

[Signature Page to Listco Share Pledge Agreement]

Chuang Xi Capital Holdings Limited

as Lender

By:	/s/ Chi Sing HO
Name:	Chi Sing HO
Title:	Authorized Signatory

[Signature Page to Listco Share Pledge Agreement]